EXHIBIT 10.4

                              DATED 31 October 1996

                                     CHARGE
                           over Shares and Securities








CAPITAL MEDIA GROUP LIMITED                               (1)
as Chargor

INSTAR HOLDINGS INC                                       (2)
as Company




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                                TABLE OF CONTENTS


PARTIES                                                                  1
OPERATIVE PROVISIONS                                                     1
         1 Definitions and Interpretation                                1
         2 Covenant to Pay                                               3
         3 Charge                                                        3
         4 Deposit of Title Documents and Further Assurance              3
         5 Representations Warranties and Covenants by the Chargor       4
         6 Rights of the Company                                         5
         7 New Accounts                                                  6
         8 Enforcement                                                   6
         9 Power of Sale                                                 8
         10 Protection of Third Parties                                  8
         11 Power of Attorney                                            9
         12 Discharge of Security                                        9
         13 Avoidance of Payments                                        9
         14 Costs                                                        10
         15 Notices                                                      10
         16 Miscellaneous                                                11
         17 Law and Jurisdiction                                         11
SCHEDULE                                                                 13
ATTESTATIONS                                                             14


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                                     CHARGE

         DATE

            31 October 1996

         PARTIES

(1) CAPITAL MEDIA GROUP LIMITED (registered in the State of Nevada, United States of America) whose principal office is at 25 James Street, London W1M 5HY (the "Chargor"); and

         IN FAVOUR OF

(2) INSTAR HOLDINGS INC whose registered office is at R.R.E Commercial Centre, Majuro, Marshall Islands (the "Company")

         OPERATIVE PROVISIONS

1        DEFINITIONS AND INTERPRETATION

1.1 In this Charge (including the Introduction), unless the context otherwise requires, the following words and expressions shall have the meanings set out below:

         "Capital Media"                    Capital Media (UK) Limited
                                            (Company No:3025201) whose
                                            regisgtered office is at 25 James
                                            Street, London W1M 5HY.

         "Charged Property"                 the property and rights of
                                            the Chargor which are the subject of
                                            any security created or purported to
                                            be created by this Charge.

         "Default Rate"                     the rate specified in clause 7
                                            of the Facility Agreement

         "Derivative Assets"                all stocks shares warrants
                                            or other securities rights dividends
                                            interest or other property whether
                                            of a capital or income nature
                                            accruing offered issued or deriving
                                            at any time by way of dividend bonus
                                            redemption exchange purchase
                                            substitution conversion
                                            consolidation subdivision preference
                                            option or otherwise attributable to
                                            any of the Shares and Securities or
                                            any Derivative Assets previously
                                            described.

         "Encumbrance"                      any mortgage charge pledge lien
                                            assignment hypothecation security
                                            interest title retention
                                            preferential right or trust
                                            arrangement or other security
                                            arrangement or agreement or any
                                            right conferring a priority of
                                            payment.

         "Enforcement Event"                any event set out in Clause 8.2 of
                                            this Charge.

         "Facility Agreement"               an agreement dated
                                            1996 between Capital Media and
                                            the Company


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         "LPA"                              the Law of Property Act 1925.

         "Secured Liabilities"              all monies obligations
                                            and liabilities whatsoever whether
                                            for principal interest or otherwise
                                            in whatever currency which may now
                                            or at any time in the future be due
                                            owing or incurred by Capital Media
                                            and or the Chargor to the Company
                                            whether actual or contingent and
                                            whether alone severally or jointly
                                            as principal guarantor surety or
                                            otherwise and in whatever name or
                                            style and whether on any current or
                                            other account or in any other manner
                                            whatsoever.

         "Shares and Securities"            all stocks shares and other
                                            securities:

                                            (i)     listed in the Schedule for
                                                    which the stock or share
                                                    certificates or other
                                                    documents of title have been
                                                    deposited by the Chargor
                                                    with the Company; or

                                            (ii)    for which the stock or share
                                                    certificates or other
                                                    documents of title have been
                                                    deposited by the Chargor
                                                    with the Company or its
                                                    agents or nominees or are
                                                    held to the order of the
                                                    Company.

                                            in each case whether held in the
                                            United Kingdom or elsewhere and
                                            irrespective of whether in any such
                                            case the deposit was made or the
                                            certificates or other documents were
                                            received by the Company or its
                                            agents or nominees for the purposes
                                            of creating security, safe custody,
                                            collection or otherwise.

1.2 All terms defined in the Facility Agreement which are used in this Charge shall bear the same meaning as in the Facility Agreement unless the context requires otherwise provided that inb the event of any conflict between the meaning of any term as defined in the Facility Agreement and any term as defined in this Charge the definition in the Charge shall prevail

1.3 References to Clauses and Schedules are to the clauses and schedules to this Charge.

1.4 Clause headings are inserted for ease of reference only and are not to affect the interpretation of this Charge.

1.5 Except to the extent the context otherwise requires any reference in this document to "this Charge" and any other document referred to in it includes any document expressed to be supplemental to or collateral with or which is entered into pursuant to or in accordance herewith or therewith and shall be deemed to include any instruments amending varying supplementing novating or replacing the terms of any such documents from time to time.

1.6 References to a person are to be construed to include corporations firms companies partnerships individuals associations states and administrative and governmental and other entities whether or not a separate legal entity.

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1.7      References to any person are to be construed to include references to that person's successors transferees and assigns whether direct or indirect.

1.8 References to any statutory provision are to be construed as references to that statutory provision as amended supplemented re-enacted or replaced from time to time (whether before or after the date of this Charge) and are to include any orders regulations instruments or other subordinated legislation made under or deriving validity from that statutory provision.

1.9 The words "other" and "otherwise" are not to be construed ejusdem generis with any foregoing words where a wider construction is possible.

1.10 The words "including" and "in particular" are to be construed as being by way of illustration or emphasis only and are not to be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

2        COVENANT TO PAY

2.1 The Chargor covenants with the Company that it will on demand pay and discharge the Secured Liabilities when due to the Company.

2.2 The Chargor shall pay interest to the date of payment or discharge (notwithstanding any demand or any judgment obtained by the Company or the liquidation or administration of or any arrangement or composition with creditors by the Chargor) at the rate or rates applicable under the agreements or arrangements giving rise to the relevant obligations or liabilities or if no such rate or rates are specified at the Default Rate upon such days and upon such terms as the Company may from time to time determine. Such interest shall be compounded in the event of it not being punctually paid in accordance with the usual practice of the Company but without prejudice to the right of the Company to require payment of such interest.

2.3 All sums payable by the Chargor under this Charge shall be paid without any set-off counterclaim withholding or deduction whatsoever unless required by law in which event the Chargor will simultaneously with making the relevant payment under this Charge pay to the Company such additional amount as will result in the receipt by the Company of the full amount which would otherwise have been receivable and will supply the Company promptly with evidence satisfactory to the Company that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

3        CHARGE

         The Chargor with full title guarantee (with the intent that the security so constituted shall extend to all beneficial interests of the Chargor in the Charged Property and to any proceeds of sale or other realisation of the Charged Property or any part of it) and as continuing security for the payment and discharge of the Secured Liabilities charges the Shares and Securities and the Derivative Assets to the Company.

4        DEPOSIT OF TITLE DOCUMENTS AND FURTHER ASSURANCE

4.1 The Chargor shall on the execution of this Charge deposit with the Company all stock or share certificates or other documents of title to or representing the Charged Property together with such duly executed transfers or assignments in favour of the Company or its nominees with the name of the transferee date and consideration left blank as the Company may require to enable the Company to vest the same in the Company or its nominees or, after the occurrence of an Enforcement Event, any purchaser to the intent that the Company may at any time after the occurrence of an Enforcement Event without notice present them for registration.

4.2 The Chargor shall subject to clause 4.3 upon the accrual offer issu or receipt of any Derivative Assets deliver or pay to the Company or procure the delivery or payment to the Company of all such Derivative Assets or the stock or share certificates or other documents of title to or representing them together with such duly executed transfers or assignments in favour of the Company or its nominees with the name of the transferee date and consideration left blank as the Company may require to enable the Company to vest the same in the Company or its nominees or, after the occurrence of an Enforcement Event, any purchaser to the intent that the Company may at any time after the occurrence of an Enforcement Event without notice present them for registration.

4.3      For so long as no Enforcement Event has occurred the Company will:

         (a) hold all dividends interest and other income deriving from and received by it in respect of the Charged Property for the account of the Chargor and will promptly such dividends interest and other income to the Chargor on request; and

         (b) exercise all voting and other rights and powers attached to the Charged Property as the Chargor may from time to time in writing reasonably direct provided that such direction does not adversely affect the Charged Property and is not otherwise inconsistent with this Charge.

4.4 Without prejudice to anything else contained in this Charge the Chargor shall at any time at the request of the Company but at the cost of the Chargor promptly sign seal execute deliver and do all deeds instruments transfers renunciations proxies notices documents acts and things in such form as the Company may from time to time require for perfecting or protecting the security over the Charged Property or any part of it or for facilitating its realisation.

5        REPRESENTATIONS WARRANTIES AND COVENANTS BY THE CHARGOR

5.1      The Chargor represents and warrants to the Company and undertakes that:

         (a) it is and will be the sole absolute and beneficial owner and the registered holder of all of the Charged Property free from Encumbrances and will not create or attempt to create or permit to arise or subsist any Encumbrance (other than this Charge) on or over the Charged Property;

         (b) it has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or granted or agreed to grant any option in respect of all or any of its right title and interest in and to the Charged Property or any part of it and will not do any of the foregoing at any time during the subsistence of this Charge;

         (c) the Shares and Securities are and will at all times be fully paid and there are and will be no monies or liabilities outstanding in respect of any of the Charged Property;

         (d) the Charged Property has been and will at all times be duly authorised and validly issued and is and will at all times be free from any restriction on transfer or rights of pre-emption;

                                       4
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         (e)      it has and will at all times have the necessary power to enter into and perform its obligations under this Charge;

         (f) this Charge constitutes its legal valid binding and enforceable obligations and is a security over all and every part of the Charged Property effective in accordance with its terms;

         (g) this Charge does not and will not conflict with or result in any breach or constitute a default under any agreement instrument or obligation to which the Chargor is a party or by which it is bound;

         (h) all necessary authorisations and consents to enable or entitle it to enter into this Charge have been obtained and will remain in full force and effect at all times during the subsistence of the security constituted by this Charge; and

         (i) it will procure due compliance with its obligations in this Charge by all nominees in whose name or names any Charged Property is registered or holding any certificates or other documents of title relating to any Charged Property.

5.2 The Chargor undertakes to the Company to provide a copy of any report accounts circular or notice received in respect of or in connection with any of the Charged Property to the Company forthwith upon the receipt by the Chargor.

5.3 The Chargor shall promptly pay all calls or other payments due and will discharge all other obligations in respect of any part of the Charged Property and if the Chargor fails to fulfil any such obligations the Company may, but shall not be obliged to, make such payments on behalf of the Chargor in which event any sums so paid shall be reimbursed on demand by the Chargor to the Company together with interest at the Default Rate from the date of payment by the Company until repayment whether before or after judgment.

5.4 The Chargor shall indemnify the Company on a full indemnity basis against calls or other payments relating to the Charged Property and any defect in the Chargor's title to the Charged Property and against all actions proceedings losses costs claims and demands suffered or incurred in respect of anything done or omitted in any way relating to the Charged Property or in the exercise or purported exercise of the powers contained in this Charge by the Company.

5.5 The Chargor shall not do or cause or permit anything to be done which may adversely affect the security created or purported to be created by this Charge or which is a variation or abrogation of the rights attaching to or conferred by all or any part of the Charged Property without the prior written consent of the Company and shall take such action as the Company may in its discretion direct in relation to any proposed compromise arrangement reorganisation conversion repayment offer or scheme of arrangement affecting all or any part of the Charged Property.

6        RIGHTS OF THE COMPANY

6.1 The Company may at its discretion (in the name of the Chargor or otherwise subject to clause 4.3 whether before or after the occurrence of any Enforcement Event and without any consent or authority on the part of the Chargor) exercise the following rights and powers in respect of the Charged Property:

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         (a)      any voting rights and any powers or rights which may be
                  exercised by the person or persons in whose name or names the Charged Property is registered; and

         (b) all the powers given to trustees by Section 10(3) and (4) of the Trustee Act 1925 (as amended by Section 9 of the Trustee Investments Act 1961) in respect of securities or property subject to a trust.

6.2 Following the occurrence of an Enforcement Event all dividends interest and other income forming part of the Charged Property shall, unless otherwise agreed between the Company and the Chargor, be paid without any set-off or deduction whatsoever to a suspense account and retained by the Company until applied as hereinafter provided as part of the Charged Property and any such monies which may be received by the Chargor shall pending such payment be held in trust for the Company.

6.3 The powers conferred on the Company by this Charge are solely to protect its interests in the Charged Property and shall not impose any duty on it to exercise any such powers. The Company shall not have any duty as to any Charged Property and shall incur no liability for:

         (a) ascertaining or taking action in respect of any calls instalments conversions exchanges maturities tenders or other matters in relation to any Charged Property or the nature or sufficiency of any payment whether or not the Company has or is deemed to have knowledge of such matters; or

         (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Charged Property.

6.4 The Company shall not be liable to account as mortgagee in possession in respect of all or any of the Charged Property and shall not be liable for any loss upon realisation or for any failure to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Chargor of any such matter or for any failure to ensure that the correct amounts (if any) are paid or received in respect of the Charged Property or for any negligence or default by its nominees or agents or for any other loss of any nature whatsoever in connection with the Charged Property.

7        NEW ACCOUNTS

         If the Company receives notice (whether actual or otherwise) of any subsequent mortgage or charge affecting all or any part of the Charged Property the Company may open a new account or accounts with the Chargor and, if it does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made by the Chargor to the Company shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount secured by this Charge at the time when the Company received or was deemed to have received such notice.

8        ENFORCEMENT

8.1      If any Enforcement Event shall occur and be continuing then:


                                       6
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         (a)      the Company shall cease to be under any further commitment to the Chargor and may at any time thereafter declare the Secured Liabilities (or such of them as the Company may specify) immediately due and payable or payable forthwith on demand; and

         (b) the security constituted by this Charge shall become immediately enforceable and the power of sale and other powers conferred by Section 101 of the LPA as varied or extended by this Charge shall become immediately exercisable without the restrictions contained in the LPA as to the giving of notice or otherwise.

8.2      The following events shall constitute Enforcement Events:

         (a) if there shall occur any Event of Default howsoever decided under the Facility Agreement

         (b) if the Chargor fails to pay any sums payable by it from time to time to the Company on the due date therefor or fails to comply with any term condition covenant or other provision of this Charge or of any facility from the Company or any related security document or to perform any of its obligations or liabilities to the Company or if any representation or warranty from time to time made to the Company by the Chargor is or becomes incorrect or misleading in a material respect;

         (c) if any indebtedness of the Chargor becomes due or capable of being declared due before it's specified maturity date by reason of breach or default on the part of the Chargor under the terms of any agreement or instrument creating or evidencing the same or is otherwise not paid when due (or within any applicable period of grace) or any guarantee or indemnity given by the Chargor is not honoured when due and called upon;

         (d) if an encumbrancer takes possession of or a trustee receiver or similar officer is appointed in respect of all or any part of the business or assets of the Chargor or a distress execution attachment or other legal process is levied or enforced upon or sued out against all or any substantial part of such assets and is not discharged within 5 days;

         (e) if the Chargor is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors;

         (f) if the Chargor (being a company) takes any corporate action or other steps are taken or legal proceedings are started for its winding-up dissolution or reorganisation (otherwise than for the purposes of an amalgamation or reconstruction whilst solvent on terms previously approved in writing by the Company) or for the appointment of a receiver administrator administrative receiver trustee or similar officer of it or of all or a material part of its revenues and assets or (being an individual) dies or becomes of unsound mind or has a Companyruptcy petition presented or order made against him;

         (g) if the Chargor suspends or threatens to suspend a substantial part of its business operations (otherwise than for the purposes of a reconstruction or amalgamation on terms previously approved in writing by the Company) or

                                       7
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                  any governmental authority permits or procures or threatens to permit or procure any reorganisation transfer or expropriation (whether with or without compensation) of a substantial part of the business or assets of the Chargor;

         (h) if any guarantee indemnity or other security for any of the Secured Liabilities fails or ceases in any respect to have full force and effect or to be continuing or is terminated or disputed or in the opinion of the Company is in jeopardy invalid or unenforceable or if this Charge or the security created by it is disputed or in the opinion of the Company is in jeopardy;

         (i) if at any time it is or becomes unlawful for the Chargor to perform or comply with any or all of its obligations under this Charge the Facility Agreement any other agreement between the Chargor and the Company or any of such obligations of the Chargor are not or cease to be legal valid binding and enforceable;

         (j)      if control (as defined in Section 435 of the Insolvency Act
                  1986) or the power to take control of the Chargor is acquired by any person or company or group of associates (as defined in such section) not having control of the Company at the date of this Charge (unless with the prior consent in writing of the Company);

         (k) if in the opinion of the Company a material adverse change occurs in the financial condition results of operations or business of the Chargor; or.

         (l) if there shall occur any Event of Default howsoever described under the Facility Agreement.

8.3 The Secured Liabilities shall be deemed for the purposes of all powers implied by statute to have become due and payable within the meaning of
         Section 101 of the LPA immediately on the execution of this Charge and
         Section 103 of the LPA (restricting the power of sale) and Section 93 of the LPA (restricting the right of consolidation) shall not apply to this Charge.

9        POWER OF SALE

         At any time after the security constituted by this Charge has become enforceable the Company may without further notice to the Chargor exercise the power to sell or otherwise dispose of the whole or any part of the Charged Property, in such manner and on such terms and for such consideration (whether payable immediately or by instalments) as the Company shall in its absolute discretion think fit and without liability for loss whatsoever, and may (without prejudice to any right which it may have under any other provision of this Charge) treat such part of the Charged Property as consists of money as if it were the proceeds of such a sale or other disposal. The Company shall after the payment of any claims having priority to the security created by this Charge apply the proceeds without prejudice to the right of the Company to recover any shortfall from the Chargor in paying the costs of sale or other disposal and in or towards the discharge of the Secured Liabilities in such order as the Company in its absolute discretion thinks fit and the surplus (if any) of such proceeds shall be paid to the person or persons entitled to it.

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



10       PROTECTION OF THIRD PARTIES

         No purchaser mortgagee or other person dealing with the Company shall be concerned to enquire whether the Secured Liabilities have become payable or whether any power which it is purporting to exercise has become exercisable or whether any money is due under this Charge or as to the application of any money paid raised or borrowed or as to the propriety or regularity of any sale by or other dealing with the Company. All the protection to purchasers contained in Sections 104 and 107 of the LPA shall apply to any person purchasing from or dealing with the Company as if the Secured Liabilities had become due and the statutory powers of sale in relation to the Charged Property had arisen on the date of this Charge.

11       POWER OF ATTORNEY

11.1 The Chargor by way of security irrevocably appoints the Company to be the attorney of the Chargor (with full powers of substitution and delegation) for the Chargor and in its name or otherwise and on its behalf and as its act and deed to sign seal execute deliver perfect and do all deeds instruments transfers renunciations proxies notices documents acts and things which the Chargor may or ought to do under the covenants and provisions contained in this Charge and generally in its name and on its behalf to exercise all or any of the powers authorities and discretions conferred by or pursuant to this Charge or by the LPA on the Company and to execute and deliver and otherwise perfect any deed assurance agreement instrument or act which it may deem proper in the exercise of all or any of the powers authorities or discretions conferred on the Company pursuant to this Charge.

11.2 The Chargor ratifies and confirms and agrees to ratify and confirm anything such attorney shall lawfully and properly do or purport to do by virtue of clause 11.1 and all money expended by any such attorney shall be deemed to be expenses incurred by the Company under this Charge.

11.3 The Chargor undertakes to procure that all registered holders from time to time of any of the Charged Property shall forthwith grant the Company a power of attorney on the terms set out in clause 11.1 in respect of such Charged Property.

12       DISCHARGE OF SECURITY

12.1 The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Liabilities or any other matter or thing whatsoever including the insolvency liquidation or administration of the Chargor and shall be binding until all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

12.2 Upon the irrevocable payment or discharge in full of the Secured Liabilities the Company will or will procure that its nominees will (as the case may be) at the request and cost of the Chargor re-transfer to the Chargor all the Company's right title and interest in or to the Charged Property freed from this Charge.

12.3 Upon any release of the Charged Property the Company or its nominees (as the case may be) shall not be bound to release or transfer to the Chargor the identical stocks shares or securities which were deposited with or transferred to it or them and the Chargor shall accept shares and securities of the same class and denomination or such other securities as then represent the Charged Property.

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


13       AVOIDANCE OF PAYMENTS

13.1 No assurance security or payment which may be avoided or adjusted under any enactment relating to bankruptcy or insolvency or under Sections 238-245 of the Insolvency Act 1986 or similar legislation binding on the Chargor in a jurisdiction other than England and Wales and no release settlement or discharge given or made by the Company on the faith of any such assurance security or payment shall prejudice or affect the right of the Company to recover from the Chargor (including the right to recover any monies which it may have been compelled by due process of law to refund under the provisions of the Insolvency Act 1986 and any costs payable by it pursuant to or otherwise incurred in connection with such process) or to enforce the security created by or pursuant to this Charge to the full extent of the Secured Liabilities.

13.2 The Company shall be at liberty to retain the security created by or pursuant to this Charge for a period of twenty-five months after the Secured Liabilities shall have been paid and discharged in full notwithstanding any release settlement discharge or arrangement given or made by the Company on or as a consequence of such payment or termination of liability. If at any time within the period of twenty-five months after such payment or discharge a petition shall be presented to a competent court for an order for the winding-up or the making of an administration order in respect of the Chargor or the Chargor shall commence to be wound-up or to go into administration or any analogous proceedings shall be commenced by or against the Chargor the Company shall be at liberty to continue to retain such security for and during such further period as the Company may determine. The Chargor agrees that in such event such security shall be deemed to have continued to have been held as security for the payment and discharge to the Company of all Secured Liabilities.

14       COSTS

         The Chargor shall on demand and on a full indemnity basis pay to the Company the amount of all costs and expenses and other liabilities (including legal and out-of-pocket expenses and any Value Added Tax on such costs and expenses) which the Company incurs in connection with:

         (a) the preparation negotiation execution and delivery of this Charge;

         (b) any stamping or payment of stamp duty reserve tax or registration of this Charge or any transfer of the Charged Property pursuant hereto;

         (c) any actual or proposed amendment of or waiver or consent under or in connection with this Charge;

         (d)      any discharge or release of this Charge;

         (e) the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Charge; or

         (f) dealing with or obtaining advice about any other matter or question arising out of or in connection with this Charge;

         together with interest thereon at the Default Rate from the date of demand (or if earlier the date of payment by the Company) until the date of payment by the Chargor whether before or after judgment.

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


15       NOTICES

15.1 Any demand or notice by the Company may be delivered personally to the Chargor or sent to the Chargor by post, telemessage, cable, telex or telecopier at the address set out at the head of this Charge or such other address(es) notified in writing to the Company.

15.2 Any such notice, demand or other correspondence required to be sent or given for any purpose of this Charge shall be given, made or served by sending it by recorded delivery, facsimile or telex or by delivering it by hand. Proof of posting or despatch of any notice or communication shall be deemed to be proof of receipt:

         (a) in the case of a letter, on the second Business Day after posting;

         (b) in the case of a facsimile or telex, immediately on the date of sending.

15.3 Any party may change its address for the receipt of notices by sending written notice of such change in the manner set out in this Clause 15.

16       MISCELLANEOUS

16.1 No delay or omission on the part of the Company in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge or that or any other right or remedy.

16.2 The Company's rights under this Charge are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Company deems expedient.

16.3 Any waiver by the Company of any terms of this Charge or any consent or approval given by the Company under it shall only be effective if given in writing and then only for the purpose and upon the terms and conditions if any on which it is given.

16.4 The security constituted by this Charge shall be in addition to and shall not be prejudiced determined or affected by nor operate so as in any way to determine prejudice or affect any Encumbrance which the Company may now or at any time in the future hold for or in respect of the Secured Liabilities or any part of them and shall not be prejudiced by time or indulgence granted to any person or any abstention by the Company in perfecting or enforcing any remedies securities guarantees or rights it may now or in the future have from or against the Chargor or any other person or any waiver release variation act omission forbearance unenforceability indulgence or invalidity of any such remedy security guarantee or right.

16.5 If at any time any one or more of the provisions of this Charge is or becomes illegal invalid or unenforceable in any respect under any law of any jurisdiction neither the legality validity or enforceability of the remaining provisions of this Charge nor the legality validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

16.6 Any statement certificate or determination of the Company as to the Secured Liabilities or without limitation any other matter provided for in this Charge shall in the absence of manifest error be conclusive and binding on the Chargor.

17       LAW AND JURISDICTION

17.1 This Charge is governed by and shall be construed in accordance with English law.

17.2 The Chargor irrevocably agrees for the exclusive benefit of the Company that the courts of England shall have jurisdiction to hear and determine any suit action or proceeding and to settle any dispute which may arise out of or in connection with this Charge and for such purposes irrevocably submits to the jurisdiction of such courts.

17.3 Nothing contained in this Clause shall limit the right of the Company to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not (unless precluded by applicable law).

17.4 The Chargor irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of this Clause on the ground of venue or otherwise and agrees not to claim that any such court is not a convenient or appropriate forum.

17.5 The Chargor authorises and appoints of (or such other person being a firm of solicitors in England as it may from time to time substitute by notice to the Company) to accept service of all legal process arising out of or connected with this Charge and service on such person (or substitute) shall be deemed to be service on the Chargor. Except upon such a substitution the Chargor shall not revoke any such authority or appointment shall at all times maintain an agent for service of process in England and if any such agent ceases for any reason to be an agent for this purpose shall forthwith appoint another agent and advise the Company accordingly.

         IN WITNESS whereof the Chargor has executed and delivered this Charge as a Deed the day and year first before written.

                                    SCHEDULE

         (a)      5,499,999 Ordinary Shares in Capital Media (UK) Limited of
                  US$0.01;

         (b)      1 Ordinary Share in Capital Media (UK) Limited of(pound)1.



         ATTESTATIONS

         EXECUTED as a Deed on behalf             )
         of CAPITAL MEDIA GROUP                   )
         LIMITED a company                        )
         incorporated in the State of             )
         Nevada United States of                  )
         America by C.R. Koppel                   )      /s/ CHARLES KOPPEL
         and Barry Llewellyn                      )      /s/ BARRY LLEWELLYN
         being a person/persons who in            )
         accordance with the laws of that         )
         territory is/are empowered to            )
         sign this document on behalf             )
         of the Company                           )


         EXECUTED as a Deed on behalf of          )
         INSTAR HOLDINGS INC a company            )
         incorporated in the Marshall islands     )
         by Anthony Michael Bousfield, Director   )      /s/ ANTHONY MICHAEL BOUSFIELD
         and Philip Oscar Gallienne, Secretary    )      /s/ PHILIP OSCAR GALLIENNE
         being a person/persons who in            )
         accordance with the laws of that         )
         territory is/are empowered to sign       )
         this document on behalf of the Company   )
